 EXHIBIT 99.1

BIMI announces plans to acquire Boqi Zhengji Pharmacy Chain Co., Ltd.

SHENYANG, China, March 19, 2019 (GLOBE NEWSWIRE) -- NF Energy Saving Corporation. (NASDAQ:BIMI) (“BIMI” or the "Company") announced today that it has entered into discussions to acquire Boqi Zhengji Pharmacy Chain Co., Ltd. (“Boqi Zhengji Pharmacy”), a China-based pharmacy chain company, with more than 300 stores, including both directly operated stores and franchisees.

The transaction is at an advanced negotiations stage and a definitive agreement is expected to be reached shortly. The agreement will be subject to standard closing conditions and approvals, including certain regulatory approvals. BIMI plans for Boqi Zhengji Pharmacy to operate as a wholly-owned subsidiary led by its existing management team.

Yongquan Bi, Chairman and CEO of the Company, said,  "I am excited at the prospect of this transaction. Boqi Zhengji Pharmacy’s volume of business, large customer resources and talented team will be integrated with the core competitiveness of BIMI, effectively promoting our rapid development of a medical service chain and improving our renewed production and marketing efforts. I am confident that Boqi Zhengji Pharmacy will become an important component of the Company’s new robust health strategy.”

A representative of Boqi Zhengji Pharmacy said, “We have always been committed to building a variety of business models, continuously increasing our sales and utilizing existing geographical and system advantages to expand service groups and build excellent pharmacy chain service brands. After becoming part of BIMI, we will be able to expand the supply of medium and high-end products and services, achieve more effective matching of supply and demand and increase profitability.”

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Forward-Looking Statements

The statements contained herein that are not historical facts are considered "forward-looking statements." Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in our filings with the Securities and Exchange Commission available at http://www.sec.gov.

Language

In the event of any conflict between this English language version of the press release and any subsequent translation or version in Chinese or in any other language, this English language version shall govern and control.

About NF Energy Saving Corporation
NF Energy Saving Corporation (NASDAQ: BIMI) is a China-based provider of integrated energy conservation solutions utilizing energy-saving equipment, technical services and energy management re-engineering project operations to provide energy saving services to clients. In February 2019, the Board of Directors of the company was reorganized following efforts led by Mr. Yongquan Bi, the company’s new Chairman and CEO, with a renewed focus on the health industry.

About Boqi Zhengji Pharmacy Chain Co., Ltd.

Founded in 2017, Boqi Zhengji Pharmacy Chain Co., Ltd. is a China-based pharmacy chain company, with more than 300 stores, including both directly operated stores and franchisees. The pharmacies typically sell about 6,000 types of drugs, of which more than 600 are under exclusive sales arrangements. The company has more than 10,000 member customers with an average annual spending of RMB 3000-5000 per member.

For more information contact:

Xiaoyu Li
Xiaoyu.li.ch@hotmail.com
+86 13304110519